SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: May 6, 2005
(Date of earliest event reported)

Umpqua Holdings Corporation
 (Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia Street, Suite 1200
 Portland, Oregon 97258
 (address of Principal Executive Offices)(Zip Code)

(503) 546-2491
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

(a)	Not applicable.
(b)	Pursuant to the mandatory retirement provision of Umpqua's Statement of Governance Principles, James D. Coleman retired from Umpqua's board of directors effective May 6, 2005.
(c)	Not applicable.
(d)	(1)	Umpqua appointed Stephen M. Gambee to its board of directors effective May 6, 2005. The press release announcing Mr. Gambee's appointment is attached as Exhibit 99.1.
	(2)	Not applicable.
	(3)	Mr. Gambee has not yet been named to any committee of the board of directors, but he is expected to be named to the Loan & Investment, Budget and Compensation Committees.
	(4)	Mr. Gambee is President and CEO and a shareholder of Rogue Valley Properties, Inc. and a Managing Member of Rogue Waste Systems LLC, which together with affiliated companies have, in aggregate, approximately $10.3 million in outstanding loans with Umpqua Bank. Members of Mr. Gambee's immediate family own interests and are active in the management of Rogue Valley Properties, Inc. and Rogue Waste Systems, LLC, and affiliated entities. Mr. Gambee maintains a $100,000 secured line of credit with Umpqua Bank. All transactions between Mr. Gambee and Umpqua Bank and between Rogue Waste Systems and its affiliates and Umpqua Bank are on standard terms and conditions.

Item 9.01      Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
99.1 Press Release

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: May 6, 2005	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

FOR IMMEDIATE RELEASE
*Photo Available Upon Request

Media Contacts:
Eric Lucero	Heather Stammer
Umpqua Bank	L A N E
(503) 546-2449	503-546-7871
EricLucero@UmpquaBank.com	Heather@lanemarketing.com

     UMPQUA HOLDINGS CORPOATION NAMES STEPHEN M. GAMBEE TO BOARD OF DIRECTORS

PORTLAND, Ore. - May 10, 2005 - Umpqua Holdings Corporation (NASDAQ: UMPQ), has named Stephen M. Gambee as the newest member of its board of directors. Gambee currently serves as the president and CEO of Rogue Waste Systems, a company with multiple solid waste management divisions located in Medford, Ore. Gambee replaces James D. Coleman, who has recently retired from the board. Coleman, formerly the chairman of the board at VRB Bancorp, has served on Umqua's board of directors as vice chairman for more than four years.

"Working with Jim over the past four years has been a great pleasure," said Ray Davis, president and CEO of Umpqua Holdings Corporation. "His hard work and dedication have been tremendous assets to Umpqua and on behalf of the executive management and the board of directors, I personally thank him for his outstanding contributions."

Gambee, a long-term resident of the Medford area, has maintained a standing relationship with Umpqua Bank over the years. "Stephen's exceptional business management skills and experience make him the ideal candidate to join our board of directors," said Davis. "His impressive business track record and roots in the Medford market are a welcome addition to the Umpqua team and further support our commitment to this region."

Gambee has also worked as a consulting real estate economist for Robert Charles Lesser & Co. and is the current chairman of the board for the Medford Jackson County Chamber of Commerce. He holds an A.B. in economics from Occidental College.

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 93 locations between Sacramento, Calif. and Bellevue, Wash., along the Oregon and Northern California Coast and in Central Oregon. In 2004, Umpqua Bank launched the Connect Volunteer Network, an innovative, paid volunteer program focused on youth and education. Bank associates volunteered at more than 100 organizations in the program's first year. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit www.umpquaholdingscorp.com.

Umpqua Holding's board of directors is now comprised of the following individuals:

  Allyn Ford, Chairman of the Board, President and General Manager of Roseburg Forest Products
  Stephen M. Gambee, President and Chief Executive Officer, Rogue Waste Systems
  Raymond P. Davis, President and Chief Executive Officer, Umpqua Holdings Corporation
  Scott Chambers, President, Chambers Communications
  David B. Frohnmayer, President, University of Oregon
  Dan Giustina, Managing Partner, Giustina Resources
  Lynn K. Herbert, Manager, Herbert Lumber Company
  Diana Goldschmidt, Owner, Urban Design Works, LLC
  William A. Lansing, President and Chief Executive Officer, Menasha Forest Products
  Thomas W .Weborg, retired President and Chief Executive Officer, Java City
  Diane D. Miller, President, Wilcox Miller & Nelson
  Theodore S. Mason, retired President & Chief Executive Officer, Humboldt Bancorp
  Ronald F. Angell, retired attorney serving as of counsel for Roberts, Hill, Bragg, Angell & Perlman
  Bryan L. Timm, CFO, Columbia Sportswear Company

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